UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

MATERIAL SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On May 12, 2008 (the “Effective Date”), Material Sciences Corporation (the “Company”) and certain of its domestic subsidiaries (together with the Company, the “Loan Parties”) entered into a credit agreement with JPMorgan Chase Bank, N.A. (“Chase”) (the “Credit Agreement”). The Credit Agreement provides for a $15.0 million revolving credit facility, which includes a $4.0 million sublimit for the issuance of letters of credit. The Company also executed a related Revolving Loan Note in favor of Chase in the aggregate original principal amount of $15.0 million (the “Revolving Loan Note”).

The Credit Agreement has a term of three (3) years. Interest under the Credit Agreement accrues at a rate per year equal to the LIBOR Rate, plus 1.50%. The interest rate will be increased by an additional 2.0% per year in the event of default. The proceeds of the Credit Agreement may be used for any proper business purpose.

The Credit Agreement contains customary covenants limiting the Company’s ability to, among other things, incur liens, incur indebtedness, merge or consolidate with others or dispose of assets, change the nature of its business, and enter into transactions with affiliates. The Credit Agreement contains no financial covenants.

In connection with the Credit Agreement and to secure its indebtedness and obligations thereunder, on the Effective Date (i) the Company and Chase entered into a Pledge and Security Agreement (the “Company Pledge and Security Agreement”), pursuant to which the Company granted Chase a security interest in substantially all of its personal property and pledged to Chase the stock of the other Loan Parties that were its direct subsidiaries; (ii) the other Loan Parties and Chase entered into a separate Pledge and Security Agreement, pursuant to which such Loan Parties granted Chase a security interest in substantially all of their personal property and pledged to Chase the stock of the other Loan Parties that were their direct subsidiaries; and (iii) the Company entered into a Mortgage (the “Mortgage”) in favor of Chase, pursuant to which the Company granted Chase a fee simple mortgage on the real property at which its headquarters are located in Elk Grove Village, Illinois.

The foregoing description of the Credit Agreement, the Revolving Loan Note, the Company Pledge and Security Agreement and Mortgage is qualified in its entirety by the respective terms of such agreements. The Credit Agreement, the Revolving Loan Note, the Company Pledge and Security Agreement and Mortgage are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits
10.1	Credit Agreement between the Company and JPMorgan Chase Bank, N.A. , dated May 12, 2008.

10.2	Revolving Loan Note between the Company and JPMorgan Chase Bank, N.A., dated May 12, 2008.

10.3	Pledge and Security Agreement between the Company and JPMorgan Chase Bank, N.A., dated May 12, 2008.

10.4	Mortgage by the Company in favor of JPMorgan Chase Bank, N.A., dated May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MATERIAL SCIENCES CORPORATION
(Registrant)

Date: May 16, 2008	By:	/s/ James M. Froisland
	Name:	James M. Froisland
	Title:	Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Credit Agreement between the Company and JPMorgan Chase Bank, N.A. , dated May 12, 2008.

10.2	Revolving Loan Note between the Company and JPMorgan Chase Bank, N.A., dated May 12, 2008.

10.3	Pledge and Security Agreement between the Company and JPMorgan Chase Bank, N.A., dated May 12, 2008.

10.4	Mortgage by the Company in favor of JPMorgan Chase Bank, N.A., dated May 12, 2008.